Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-117662, 333-136737, 333-155349, 333-179235 and 333-203037) of our report dated July 15, 2019 on the consolidated financial statements of Southwest Electronic Energy Corporation for the twelve-month period ended December 31, 2018, which appears in this Current Report on Form 8-K/A of Ultralife Corporation.

/s/ Briggs & Veselka Co.

Houston, Texas

July 15, 2019